Exhibit 16.1

May 24, 2004


Securities and Exchange Commission
Washington, DC  20549


Dear Sirs:

We have read and agree with the comments in Item 4 of Form 8-K of BF Acquisition Group V, Inc. dated May 24, 2004 (April 5, 2004), insofar as the comments relate to our firm.

Sincerely,


/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants